                                                                  EXHIBIT 10.112

                             UNITED STATIONERS INC.
                             MANAGEMENT EQUITY PLAN
                    AMENDMENT NO. 2 TO STOCK OPTION AGREEMENT


                                                                   March 5, 1996

Mr. Thomas W. Sturgess
c/o Wingate Partners
750 North St. Paul/ Suite #1200
Dallas, Texas 75201

Dear Tom:

This will confirm the following amendment to that certain stock option agreement made effective as of January 1, 1996, as previously amended on February 23, 1996 between you and United Stationers Inc., a Delaware corporation (the "Company")granting options for 240,000 shares of Common Stock at an initial exercise price of $12.50 per share (the "Agreement"). The Agreement is hereby amended by adding, at the end of Paragraph (3) VESTING of the Agreement, the following:

     "Provided that the net profit requirements set forth above for the specified period have been achieved, this option may also be exercised as to some or all of the options immediately in the event of the termination of your employment (i) for Good Reason (as defined in your employment agreement), (ii) by expiration of your term of employment, (iii) by the Company other than for Cause, (iv) due to a Change in Control, or
     (v) due to your death or permanent disability.

As so amended, the Agreement remains in full force and effect.

To indicate your acceptance of the foregoing, please sign and return one copy of this letter immediately.


                                             Very truly yours,

                                             UNITED STATIONERS INC.


                                             By:  /s/ Gary Miller
                                                  ---------------
                                             Gary G. Miller, Member
                                             Compensation Committee

Accepted as of the date written above:


     /s/ Thomas W. Sturgess
- --------------------------------------------------------
     Thomas W. Sturgess